SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HECTOR COMMUNICATION

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 7/19/99              500-           11.2500
                                 7/02/99              500-           10.8750
          GAMCO INVESTORS, INC.
                                 7/01/99            2,000-           10.0000
                                 6/16/99              600-           55.1250
                                 6/16/99              500             9.3750
                                 6/16/99              600            55.1250


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.